Calculation of Filing Fee Tables
F-3
Oriental Culture Holding LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Ordinary shares, par value $0.165 per share	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Preferred Stock	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Warrants	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	1	Other	Rights	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
		Equity	Units	457(o)
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 92,923,808.00	0.0001381	$ 12,832.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary shares, par value $0.165 per share	415(a)(6)			$ 0.00			F-3	333-262398	06/30/2023	$ 0.00
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)			$ 0.00			F-3	333-262398	06/30/2023	$ 0.00
Carry Forward Securities		Equity	Warrants	415(a)(6)			$ 0.00			F-3	333-262398	06/30/2023	$ 0.00
Carry Forward Securities		Equity	Rights	415(a)(6)						F-3	333-262398	06/30/2023
Carry Forward Securities	3	Unallocated (Universal) Shelf		415(a)(6)			$ 167,076,192.00			F-3	333-262398	06/30/2023	$ 15,487.96
			Total Offering Amounts:				$ 260,000,000.00		$ 12,832.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,832.78
Offering Note
[1]	Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including ordinary shares, preferred shares, rights and warrants.

[2]	There are being registered hereunder such indeterminate number or amount of ordinary shares, preferred stock, warrants, rights and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Oriental Culture Holding LTD. (the "Registrant") at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $260,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"). Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed 260,000,000.

[3]	The Registrant previously filed a Registration Statement Form F-3 (File No. 333-262398) filed on January 28, 2022 (the "Prior Registration Statement"), which was declared effective on June 30, 2023 that registered $200,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $167,076,192 of unsold securities (the "Unsold Securities") that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $15,487.96 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $92,923,808 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date